EXHIBIT 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of March 12, 2026, is by and among Aztiq Pharma Partners S.à r.l., Aztiq Fund I SCSp, Floki GP S.à r.l., ATP ehf. and ATP Holdings ehf. (collectively, the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to the ordinary shares, with a nominal value of $0.01 per share, of Alvotech beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D and/or 13G (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

Aztiq Pharma Partners S.à r.l.

By:

/s/ David Olafsson

Name: David Olafsson

Title: Manager

By:

/s/ Robert Wessman

Name: Robert Wessman

Title: Manager

Aztiq Fund I SCSp

By:

Floki GP S.à r.l.

its

General Partner

By:

/s/ David Olafsson

Name: David Olafsson

Title: Manager

By:

/s/ Robert Wessman

Name: Robert Wessman

Title: Manager

Floki GP S.à r.l.

By:

/s/ David Olafsson

Name: David Olafsson

Title: Manager

By:

/s/ Robert Wessman

Name: Robert Wessman

Title: Manager

ATP ehf.

By:

/s/ David Olafsson

Name: David Olafsson

Title: Director

By:

/s/ Robert Wessman

Name: Robert Wessman

Title: Director

ATP Holdings ehf.

By:

/s/ David Olafsson

Name: David Olafsson

Title: Director

By:

/s/ Robert Wessman

Name: Robert Wessman

Title: Director